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                                                                 EXHIBIT 23.03

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 26, 1999 (except with respect to matters discussed in Note 12 as to which the dates are November 19, 1999, and December 22, 1999) relating to the financial statements of Distributed Processing Technology, Corp. which is included in Adaptec, Inc.'s current report on Form 8-K/A dated March 3, 2000 and to all references to our firm included in this registration statement.



         /s/ ARTHUR ANDERSEN LLP
         -----------------------
         Arthur Andersen LLP
         Orlando, Florida
         March 7, 2000